CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a) (2)	7.10
(a) (3)	N/A
(a) (4)	N/A
(a) (5)	7.10
(b)	7.10
(c)	N/A

311 (a)	7.11
(b)	7.11
(c)	N/A

312 (a)	2.5
(b)	12.3
(c)	12.3

313 (a)	7.6
(b) (1)	7.6
(b) (2)	7.6, 7.7
(c)	7.6, 12.2
(d)	7.6

314 (a)	N/A
(b)	4.6, 10.10
(c) (1)	N/A
(c) (2)	N/A
(c) (3)	N/A
(d)	N/A
(e)	N/A
(f)	N/A

315 (a)	N/A
(b)	N/A
(c)	N/A
(d)	N/A
(e)	N/A

316 (a) (last sentence)	N/A
(a)(1)(A)	N/A
(a)(1)(B)	N/A
(a)(2)	N/A
(b)	N/A
(c)	2.13

317 (a)(1)	N/A
(a)(2)	N/A
(b)	N/A

318 (a)	N/A
(b)	N/A
(c)	12.1

N/A means not applicable.

*           This Cross-Reference Table is not part of the Indenture.